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                                                                    Exhibit 5.1
                       [LETTERHEAD OF LATHAM & WATKINS]

                               February 27, 2001


Hanover Compressor Company
12001 N. Houston Rosslyn
Houston, Texas 77086

               Re:  Registration Statement No. 333-54942;
                    $150,000,000 of Convertible Senior
                    Notes
                    ----------------------------------

Ladies and Gentlemen:

          In connection with the registration by Hanover Compressor Company, a Delaware corporation (the "Company"), of $150,000,000 aggregate principal amount of __% Convertible Senior Notes due _________, 2008 (the "Securities") pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on February 5, 2001 (File No. 333-54942), as amended by Amendment No. 1 filed with the Commission on February 27, 2001 (collectively, the "Registration Statement"), you have requested our opinion with request to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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Hanover Compressor Company
February 27, 2001
Page 2


          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

      1. The Securities have been duly authorized by all necessary corporate action of the Company, and when executed, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      2. The shares of the Company's common stock, par value $0.001 per share, issuable upon conversion of the Securities have been duly authorized, and when issued upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

          The opinions rendered in paragraph 1 above relating to the enforceability of the Securities are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

          We have not been requested to express, and with your knowledge and consent do not render, any opinion as to the applicability to the obligations of the Company under the Indenture and the Securities of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

          To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Wilmington Trust Company (in its capacity as Trustee) (the "Trustee") is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly
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Hanover Compressor Company
February 27, 2001
Page 3


authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

          You are hereby advised that an equity partner of our firm serves as an officer of the Company and certain of its subsidiaries. In addition, certain partners of our firm are direct owners of equity securities of the Company.

                                       Very truly yours,



                                       Latham & Watkins